Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2003, in Amendment No. 1 of the Registration Statement (Form S-1 No. 333-107123) dated August 25, 2003, and related prospectus of SpectraSite, Inc.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 24, 2003